EXHIBIT 99.5

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned person hereby constitutes and appoints Shen Jie with full power to act singly, his true and lawful attorney-in-fact, with full power of substitution, to: (i) sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as an officer, director, partner, member or manager of any corporation, partnership or limited liability company or other company, pursuant to Section 13 or 16 of the Securities Exchange Act of 1934, as amended, and any and all regulations promulgated thereunder, (ii) file the same (including any amendments thereto), with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and any stock exchange or similar authority and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, this power of attorney has been signed as of December 29, 2015.

/s/ Yi Xianzhong
Yi Xianzhong

English Translation

<National Emblem of the People’s Republic of China>

BUSINESS LICENSE

(DUPLICATE COPY)

Serial No.: S0112015014433 (1-1)

Unified Social Credibility Code: 914401016185128337

NAME	Hedy Holding Co., Ltd.

LEGAL FORM	Joint stock limited company (listed and invested or controlled by natural person(s))

ADDRESS	Room 1101, No. 286 Science Avenue, Hi-Tech Industrial Development Zone, Guangzhou City, China

LEGAL REPRESENTATIVE	Yi Xianzhong

REGISTERED CAPITAL	Renminbi Three Hundred and Two Million Three Hundred and Thirty Thousand only

DATE OF ESTABLISHMENT	August 26, 1997

TERM OF OPERATION	Indefinite term from August 26, 1997

BUSINESS SCOPE

Software and information technology service sector (Please visit the Public Disclosure Platform for Business Entities in Guangzhou for specific business items. Business activities shall be subject to approval of relevant authorities under the law where applicable.)

REGISTRATION AUTHORITY:

<Seal of Guangzhou Municipal Bureau of

Administration for Industry and Commerce>

December 14, 2015